Ex-99.1

Press Release

________________________________________________________________________

For further information:

Jeffrey R. Luber
SVP, Chief Financial Officer and General Counsel
EXACT Sciences Corporation
P: (508) 683-1211
E: jluber@exactsciences.com

________________________________________________________________________

EXACT Sciences Corporation Announces Restructuring and Third
Quarter 2006 Conference Call

Company preserves resources with $24 million in cash to focus on key catalysts

Marlborough, MA - (October 17, 2006) - EXACT Sciences Corporation (Nasdaq: EXAS) announced today that it has initiated a plan to reduce its cost structure by eliminating 21 positions across all departments, effective October 20, 2006.  The resulting reduction in expenses will extend the Company’s resources, based on current operating plans, into the first quarter of 2009.  EXACT Sciences’ remaining 23 employees will focus on the following key objectives:  obtaining inclusion in colorectal cancer screening guidelines, obtaining Medicare coverage for stool-based DNA screening, and optimization and further validation of the Company’s 88% sensitive Version 2 technology.  The Company will hold a conference call to discuss the restructuring and its third quarter results on October 24, 2006.

“With $24 million in cash on hand as of September 30, 2006, and this reduction in expenses, we will be in a better position to leverage key catalysts ahead,” said Don Hardison, EXACT Sciences’ President and Chief Executive Officer.  “On a personal level, laying off good employees is always hard, but remaining focused and lean into 2007 is necessary.  We look forward to the upcoming publication of study results based on our Version 2 technology and to a decision from the American Cancer Society and U.S. Multi-Society Task Force on colorectal cancer screening guidelines, which we expect in 2007.”

Once fully implemented, EXACT Sciences estimates that this restructuring, as well as retention payments for remaining employees, will result in reduced salary and fringe benefits costs of approximately $1.5 million in 2007, and approximately $2.4 million annually thereafter.

Estimated restructuring charges of approximately $700,000 will be recorded in the fourth quarter of 2006 in connection with one-time employee termination benefits, including severance, outplacement and other fringe benefits.  All of the charges will result in future cash expenditures. The Company also expects additional savings in certain non-employee costs to be realized in connection with this restructuring.  Additionally, the Company is currently reviewing its facility needs and may record additional restructuring charges related to potential facility consolidations.

The Company will host a conference call to discuss its third quarter 2006 financial and operating results and other corporate developments, including the restructuring, on Tuesday, October 24, 2006 at 8:30 a.m. ET. The Company will announce its third quarter 2006 financial and operating results on Monday, October 23, 2006, after the close of regular market trading hours.

Information for the call is as follows:

Domestic callers:  866-831-6224
International callers:  617-213-8853
Participant Passcode:  36770327

The conference call replay information is as follows:

Domestic callers:  888-286-8010
International callers:  617-801-6888
Participant Passcode:  56284683

A live webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link.  The conference call and the webcast are open to all interested parties.  An archived version of the webcast will be available at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer. Certain of its technologies have been licensed to Laboratory Corporation of America Holdings (LabCorp) for a stool-based DNA screening assay for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  PreGen-Plus(TM) has not been approved or cleared by the Food & Drug Administration.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its anticipated expense reductions, restructuring charges, financial performance, business prospects and plans, the timing of any guidelines decision by the American Cancer Society and U.S. Multi-Society Task Force on Colorectal Cancer and similar matters.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; the inclusion of PreGen-Plus in cancer screening guidelines; sufficient investment in the sales and marketing of PreGen-Plus; the success of its strategic relationship with LabCorp; EXACT Sciences’ and LabCorp’s ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the ability of EXACT Sciences or LabCorp to lower the cost of the PreGen-Plus test through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC.

####